CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-69195, 333-67779 and 333-58361) of IMS
Health Incorporated of our reports dated February 14, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 17, 2000